Amendment #2 to the Fund Participation Agreement Touchstone Variable Series Trust between

Great West Life & Annuity Insurance Company and Touchstone Variable Series Trust,

Touchstone Securities, Inc. and Touchstone Advisors dated May 1, 2009

Exhibit B is hereby amended effective October 16, 2017 to read as follows:

FUNDS TO BE OFFERED IN THE CONTRACT

Fund Name	CUSIP
TVST Active Bond Fund	89154T509
TVST Aggressive ETF Fund	89154T848
TVST Conservative ETF Fund	89154T863
TVST Large Cap Core Equity Fund	89154T400
TVST Focused Fund	89154T822
TVST Moderate ETF Fund	89154T855
TVST Balanced Fund	89154T715
TVST Bond Fund	89154T749
TVST Common Stock Fund	89154T731
TVST Small Company Fund	89154T723

All other terms of the Participation Agreement remain as written.

IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have amended the Agreement.

Touchstone Advisors, Inc:	Great-West Life & Annuity Insurance Company

By:	By:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

Touchstone Advisors, Inc:

By:

Print Name:

Title:

Date: